SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c)

of the Securities Exchange Act of 1934 (Amendment No. )

Check the appropriate box:

[   ] Preliminary Information Statement

[   ] Confidential, for use of the Commission only (as permitted by Rule 14c-5(d)(21))

[X] Definitive Information Statement

MEXUS GOLD US

(Name of Registrant as Specified In Its Charter)

Payment of Filing Fee (Check the appropriate box):

[X] No fee required

[   ] Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

1)Title of each class of securities to which transaction applies:

2)Aggregate number of securities to which transaction applies:

3)Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing is calculated and state how it was determined.):

4)Proposed maximum aggregate value of transaction:

5)Total Fee Paid:

[   ] Fee paid previously with preliminary materials.

[   ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1)Amount Previously Paid:

2)Form, Schedule or Registration Statement No.:

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4)Dated Filed:

MEXUS GOLD US

1805 N. Carson Street, #150

Carson City, NV 89701

NOTICE OF SHAREHOLDER ACTION BY WRITTEN CONSENT

June 10, 2019

On June 3, 2019, the board of directors of Mexus Gold US (the “Company”) adopted a resolution approving a certificate of amendment to the Company’s Articles of Incorporation, as amended,

(i) to effect, at the discretion of the Company’s Board of Directors (“Board”), a reverse stock split of all outstanding shares of the Company’s common stock, par value $0.001 per share, at a ratio of not less than 1-for-2 and not greater than 1-for-20, such ratio to be determined by the Company’s Board at any time before March 30, 2022, without further approval or authorization of our stockholders (the “Reverse Split”).

The Company obtained the written consent of a stockholder holding greater than 50% of the voting securities of the Company as of June 3, 2019 (the “Majority Stockholder”) approving the Reverse Split. Pursuant to Rule 14c-2 under the Securities Exchange Act of 1934, as amended, the actions will not be effective, and a Certificate of Amendment to our Articles of Incorporation effectuating the Reverse Split will not be filed with the Secretary of State for the State of Nevada, until twenty (20) days after the date this Information Statement is filed with the Securities and Exchange Commission and a copy thereof is mailed to each of the Company’s stockholders.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

THIS IS NOT A NOTICE OF A SPECIAL MEETING OF STOCKHOLDERS AND NO

STOCKHOLDER MEETING WILL BE HELD TO CONSIDER ANY MATTER DESCRIBED

HEREIN. WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED

NOT TO SEND US A PROXY

 No action is required by you. The accompanying information statement is furnished only to inform our stockholders of the actions described above before they take place in accordance with the requirements of United States federal securities laws. This Information Statement is being mailed on or about June 10, 2019, to all of the Company's stockholders of record as of the close of business on February 22, 2019.

/s/ Paul Thompson, Sr.
Paul Thompson, Sr.
Chief Executive Officer

MEXUS GOLD US

INFORMATION STATEMENT

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY

This Information Statement is furnished by the Board of Directors of Mexus Gold US, a Nevada (the “Company,” “we” or “us”) to the holders of record at the close of business on June 3, 2019 (the “Record Date ”) of the Company’s outstanding common stock, par value $0.001 per share, pursuant to Rule 14c-2 of the Securities Exchange Act of 1934, as amended (the “Exchange Act” ), and pursuant Section 78.390 of the Nevada Revised Statutes.

The cost of furnishing this Information Statement will be borne by us. We will mail this Information Statement to registered stockholders and certain beneficial stockholders where requested by brokerage houses, nominees, custodians, fiduciaries and other like parties.

This Information Statement informs stockholders of the action taken and approved on June 3, 2019, by the Company’s Board of Directors and by a Company stockholder holding greater than 50% of the voting securities of the Company on June 3, 2019 (the “Majority Stockholder”). The Company’s Board of Directors and the Majority Stockholder adopted a resolution approving a certificate of amendment to the Company’s Articles of Incorporation, as amended,

(i) to effect, at the discretion of the Company’s Board of Directors, a reverse stock split of all outstanding shares of the Company’s common stock, par value $0.001 per share, at a ratio of not less than 1-for-2 and not greater than 1-for-20, such ratio to be determined by the Company’s Board of Directors at any time before March 30, 2022, without further approval or authorization of our stockholders (the “Reverse Split”).

Accordingly, all necessary corporate approvals in connection with the amendment to the Company’s Articles of Incorporation to affect the Reverse Split have been obtained. This Information Statement is furnished solely for the purpose of informing the Company’s stockholders, in the manner required under the Exchange Act of these corporate actions. Pursuant to Rule 14c-2 under the Exchange Act, the actions will not be effective and a Certificate of Amendment to our Articles of Incorporation effectuating the Reverse Split will not be filed with the Secretary of State for the State of Nevada, until twenty (20) days after the date this Information Statement is filed with the Securities and Exchange Commission and a copy thereof is mailed to each of the Company’s stockholders. Therefore, this Information Statement is being sent to you for informational purposes only.

THIS IS NOT A NOTICE OF A SPECIAL MEETING OF STOCKHOLDERS AND NO

STOCKHOLDER MEETING WILL BE HELD TO CONSIDER ANY MATTER DESCRIBED

HEREIN. WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED

NOT TO SEND US A PROXY

The Company’s stockholders as of the Record Date are being furnished copies of this Information Statement. This Information Statement is first being mailed or furnished to our stockholders on or about June 10, 2019.

NO DISSENTERS’ RIGHTS

Pursuant to the Section 78.297, 78.3793 and 78.390 of the Nevada Revised Statutes, none of the corporate actions described in this Information Statement will afford stockholders the opportunity to dissent from the actions described herein and to receive an agreed or judicially appraised value for their shares.

NOTICE OF ACTIONS TO BE TAKEN PURSUANT TO THE WRITTEN CONSENT OF STOCKHOLDERS HOLDING A MAJORITY OF THE OUTSTANDING SHARES OF COMMON STOCK OF THE COMPANY IN LIEU OF A SPECIAL MEETING OF THE STOCKHOLDERS, DATED JUNE 3, 2019.

TO OUR STOCKHOLDERS:

General

On June 3, 2019, Mexus Gold US a Nevada corporation (the “Company”) obtained the unanimous written consent of its board of directors (“Board”) and the written consent of its majority stockholder (the “Majority Stockholder”) holding greater than 50% of the voting securities of the Company adopted a resolution approving a certificate of amendment to the Company’s Articles of Incorporation, as amended to effect, at the discretion of the Company’s Board, a reverse stock split of all outstanding shares of the Company’s common stock, par value $0.001 per share, at a ratio of not less than 1-for-2 and not greater than 1-for-20, such ratio to be determined by the Company’s Board at any time before March 30, 2022, without further approval or authorization of our stockholders (the “Reverse Split”), with the exact ratio to be set within this range by our Board at its sole discretion without further stockholder approval. The Board may alternatively elect to abandon such proposed amendment and not effect the reverse stock split authorized by stockholders, in its sole discretion. Upon the effectiveness of the amendment to our Certificate of Incorporation, as amended, effecting the reverse stock split, the outstanding shares of our common stock will be reclassified and combined into a lesser number of shares such that one share of our common stock will be issued for a specified number of shares.

With the approval of the Majority Stockholder, our Board has the sole discretion to effect the amendment and reverse stock split at any time prior to March 30, 2022, and to fix the specific ratio for the reverse stock split, provided that the ratio would be not less than 1-for-2 and not greater than 1-for-20. We believe that enabling our Board to fix the specific ratio of the reverse stock split within the stated range will provide us with the flexibility to implement the split in a manner designed to maximize the anticipated benefits for our stockholders. The determination of the ratio of the reverse stock split will be based on a number of factors, described further below under the heading "Criteria to be Used for Decision to Apply the Reverse Stock Split."

The Reverse Split would become effective upon the filing of an amendment to our Certificate of Incorporation with the Secretary of State of the State of Nevada, or at the later time set forth in the amendment. The exact timing of the amendment will be determined by our Board based on its evaluation as to when such action will be the most advantageous to us and our stockholders, but will not occur after March 30, 2022. In addition, our Board reserves the right, notwithstanding stockholder approval and without further action by our stockholders, to abandon the amendment and the reverse stock split if, at any time prior to the effectiveness of the filing of the amendment with the Secretary of State, our Board, in its sole discretion, determines that it is no longer necessary or in our best interest and the best interests of our stockholders to proceed.

The Board proposed the Reverse Split as one method to attract investors and business opportunities in the Company. The Company believes that the Reverse Split may improve the price level of the Company's Common Stock and that this higher share price could help generate additional interest in the Company. Also, the Company was notified by OTCMarkets that the Company’s bid price had closed below $0.01 for more than 30 consecutive calendar days and therefor the Company no longer meets the Standards for Continued Eligibility for OTCQB Marketplace and that the Company’s securities will be removed from the OTCQB Marketplace if not corrected.

Moreover, the Reverse Split will have the effect of creating newly available authorized shares of common stock which the Board intends to use for various purposes, such as effecting acquisitions, business expansion, obtaining finance and recruiting management personnel, all of which will be necessary if the Company is to undertake new business operations. The Board is seeking new business opportunities, however, it does not presently have any specific plans, proposals, or arrangements, written or otherwise, to issue any newly available authorized shares of common stock.

However, the effect of the Reverse Split upon the market price for the Company's Common Stock cannot be predicted, and the history of similar stock split combinations for companies in like circumstances is varied. There can be no assurance that the market price per share of the Company's Common Stock after the Reverse Split will rise in proportion to the reduction in the number of shares of Common Stock outstanding resulting from the Reverse Split. The market price of the Company's Common Stock is also based on its performance and other factors, some of which may be unrelated to the number of shares outstanding.

In evaluating the Reverse Split, our Board also took into consideration negative factors associated with reverse stock splits. These factors include the negative perception of reverse stock splits held by many investors, analysts and other stock market participants, as well as the fact that the stock price of some companies that have effected reverse stock splits has subsequently declined back to pre-reverse stock split levels. Our Board, however, determined that these potential negative factors were significantly outweighed by the potential benefits, and believes that by increasing the per share market price of our common stock as a result of the reverse stock split may encourage greater interest in our common stock and enhance the acceptability and marketability of our common stock to the financial community and investing public as well as promote greater liquidity for our stockholders.

The form of the proposed amendment to our Certificate of Incorporation to effect the reverse stock split is attached hereto as Attachment A. Any amendment to our Certificate of Incorporation to effect the reverse stock split will include the reverse stock split ratio fixed by our Board, within the range approved by our stockholders.

OUTSTANDING SHARES AND VOTING RIGHTS

As of June 3, 2019 (the “Record Date”), the Company's authorized capitalization consisted of 2,000,000,000 shares of common stock, of which 1,132,612,940 shares were issued and outstanding and 10,000,000 shares of preferred stock of which 1,000,000 shares were issued and outstanding.

Each share of common stock of the Company entitles its holder to one vote on each matter submitted to the Company’s stockholders. However, because the Company’s Majority Stockholder has consented to the foregoing actions by resolution dated June 3, 2019, in lieu of a special meeting in accordance with 78.320 of the Nevada Revised Statutes and because the Majority Stockholder has sufficient voting power to approve such actions through his ownership of common stock and preferred stock, no other stockholder vote will be solicited in connection with this Information Statement.

Potential Anti-takeover Effect

Release No. 34-15230 of the staff of the Securities and Exchange Commission requires disclosure and discussion of the effects of any shareholder proposal that may be used as an anti-takeover device. However, as indicated above, the purpose of the Reverse Split is not to construct or enable any anti-takeover defense or mechanism on behalf of Company. Although the Reverse Split of the issued and outstanding shares of Company could, under certain circumstances, have an anti-takeover effect, the Reverse Split is not being undertaken in response to any effort of which the Board of Directors is aware to accumulate shares of the Company’s common stock or obtain control of the Company.

Other than the Reverse Split, the Board does not currently contemplate the adoption of any other amendments to the Articles of Incorporation that could be construed to affect the ability of third parties to take over or change the control of the Company. While it is possible that management could use the additional shares of authorized capital which become available following the Reverse Split to resist or frustrate a third-party transaction providing an above-market premium that is favored by a majority of the independent stockholders, the Company currently has no intent or plans or proposals to employ the additional unissued authorized shares as an anti-takeover device or to adopt other provisions or enter into other arrangements that may have anti-takeover ramifications.

Management is not aware of any provisions of the Company’s Articles of Incorporation or Bylaws that may have anti-takeover effects, which would make it more difficult for or preventing a third party from acquiring control of the Company or changing its Board of Directors and management. The Company has no plans or proposals to adopt any such provisions or mechanisms or to enter into any arrangements that may have material anti-takeover consequences.

Potential Risks of the Reverse Split

Upon effectiveness of the Reverse Split, there can be no assurance that the bid price of the Company's Common Stock will continue at a level in proportion to the reduction in the number of outstanding shares resulting from the Reverse Split, that the Reverse Split will result in a per share price that will increase the Company's ability to attract and retain employees and other service providers or that the market price of the post-split Common Stock will be maintained. The market price of the Company's Common Stock will also be based on its financial performance, market condition, the market perception of its future prospects, as well as other factors, many of which are unrelated to the number of shares outstanding. If the Reverse Split is effected and the market price of the Company's Common Stock declines, the percentage decline as an absolute number and as a percentage of the Company's overall capitalization may be greater than would occur in the absence of the Reverse Split.

Effects of the Reverse Split

General

Pursuant to the Reverse Split, each two (2) or up to 20 [as decided by the Board] shares of the Company's Common Stock issued and outstanding immediately prior to the effectiveness of the Reverse Split, will become one (1) share of the same class of the Company's Common Stock after consummation of the Reverse Split.

Effect on Authorized and Outstanding Shares

As of the Record Date, the Company had: 2,000,000,000 authorized shares of common stock, of which 1,132,612,940 were issued and outstanding and 10,000,000 authorized shares of preferred stock of which 1,000,000 shares have been designated as Series A Convertible Preferred Stock of which 1,000,000 shares were issued and outstanding. The number of issued and outstanding shares of capital stock, (as well as the number of shares of Common Stock underlying any options, warrants, convertible debt or other derivative securities), will be reduced to a number that will be approximately equal to the number of shares of capital stock issued and outstanding, immediately prior to the effectiveness of the Reverse Split, divided by two (2) or up to 20 [as decided by the Board].

With the exception of the number of shares issued and outstanding, the rights and preferences of the shares of Common Stock prior and subsequent to the Reverse Split will remain the same. It is not anticipated that the Company's financial condition, the percentage ownership of management, the number of stockholders, or any aspect of the Company's business will materially change, as a result of the Reverse Split.

The Reverse Split will be effected simultaneously for all of the Company's Common Stock and the exchange ratio will be the same for all of the Company's issued and outstanding Common Stock. Subject to the provisions for elimination of fractional shares, the Reverse Split will affect all of our holders of Common Stock uniformly and will not affect any stockholder's percentage ownership interests in the Company or proportionate voting power (see "Fractional Shares" below).

Assuming Reverse Split ratios of 1-for-2, 1-for-10, and 1-for-20, which reflect the low end, middle and high end of the range that our Board and Majority Stockholder have approved, The effect of the Reverse Split on our authorized and outstanding common shares follows:

Shares of Common Stock Outstanding
Before Stock Split	Post Reverse Stock Split Ratio of 1 to 2	Post Reverse Stock Split Ratio of 1 to 10	Post Reverse Stock Split Ratio of 1 to 20
1,132,612,940	566,306,470	113,261,294	56,630,647

The Company will continue to be subject to the periodic reporting requirements of the Exchange Act. The Company's Common Stock is currently registered under Section 12(g) of the Exchange Act and as a result, is subject to periodic reporting and other requirements. The proposed Reverse Split will not affect the registration of the Company's Common Stock under the Exchange Act.

Fractional Shares

No fractional shares of post-split Common Stock will be issued to any stockholder in connection with the Reverse Split. Stockholders of record who would otherwise be entitled to receive a fractional share upon the effective date of the Reverse Split, will, upon surrender of their certificates representing shares of pre-split Common Stock, receive an additional share of common stock in consideration for such fractional share.

Effectiveness of the Reverse Split

The effective date of the Reverse Split will be the date of the filing of the Articles of Amendment with the Office of the Secretary of State of Nevada. Commencing on the effective date, each certificate of the Company's Common Stock will be deemed for all corporate purposes to evidence ownership of the reduced number of shares of Common Stock resulting from the Reverse Split. As soon as practicable after the effective date, stockholders have the option, but not the requirement to, contact our Transfer Agent, Action Stock Transfer Corp., 2469 E. Fort Union Blvd, Suite 214, Salt Lake City, UT 84121, (801) 274-1088, to arrange to surrender their certificates representing shares of pre-split Common Stock in exchange for certificates representing shares of post-split Common Stock (including shares issuable in consideration for any post-split fractional shares of Common Stock they hold). STOCKHOLDERS SHOULD NOT DESTROY ANY STOCK CERTIFICATE.

Certain Risks and Potential Disadvantages Associated with the Reverse Stock Split

The effect of the Reverse Split upon the market prices for our common stock cannot be accurately predicted, and the history of similar stock split combinations for companies in like circumstances is varied. If the Reverse Split is implemented, the post-split market price of our common stock may be less than the pre-split price multiplied by the Reverse Split ratio.

In addition, a reduction in number of shares outstanding may impair the liquidity for our common stock, which may reduce the value of our common stock. Also, some stockholders may consequently own less than one hundred shares of our common stock. A purchase or sale of less than one hundred shares may result in incrementally higher trading costs through certain brokers, particularly "full service" brokers. Therefore, those stockholders who own less than one hundred shares following the Reverse Split may be required to pay modestly higher transaction costs should they then determine to sell their shares.

In addition, although we believe the Reverse Split may enhance the desirability of our common stock to certain potential investors, we cannot assure stockholders that, if implemented, our common stock will be more attractive to institutional and other long term investors or that the liquidity of our common stock will increase since there would be a reduced number of shares outstanding after the Reverse Split.

Federal Income Tax Consequences

The following discussion is a summary of certain U.S. federal income tax consequences of a reverse stock split to us and to stockholders that hold shares of our common stock as capital assets for U.S. federal income tax purposes. This discussion is based upon current U.S. tax law, which is subject to change, possibly with retroactive effect, and differing interpretations. Any such change may cause the U.S. federal income tax consequences of a reverse stock split to vary substantially from the consequences summarized below.

This summary does not address all aspects of U.S. federal income taxation that may be relevant to stockholders in light of their particular circumstances or to stockholders who may be subject to special tax treatment under the Code, including, without limitation, dealers in securities, commodities or foreign currency, persons who are treated as non-U.S. persons for U.S. federal income tax purposes, certain former citizens or long-term residents of the United States, insurance companies, tax-exempt organizations, banks, financial institutions, small business investment companies, regulated investment companies, real estate investment trusts, retirement plans, persons whose functional currency is not the U.S. dollar, traders that mark-to-market their securities, persons subject to the alternative minimum tax or Medicare contribution tax on net investment income, persons who do not hold their shares of our common stock as capital assets within the meaning of Section 1221 of the Code, persons who hold their shares of our common stock as part of a hedge, straddle, conversion or other risk reduction transaction, persons who hold their shares of our common stock as "qualified small business stock" under Section 1045 and/or 1202 of the Code, or who acquired their shares of our common stock pursuant to the exercise of compensatory stock options, the vesting of previously restricted shares of stock or otherwise as compensation.

The state and local tax consequences of a reverse split may vary as to each stockholder, depending on the jurisdiction in which such stockholder resides, and any state or local tax considerations are beyond the scope of this discussion. This discussion should not be considered as tax or investment advice, and the tax consequences of a reverse stock split may not be the same for all stockholders. Stockholders should consult their own tax advisors to understand their individual federal, state, local and foreign tax consequences.

Tax Consequences to the Company

We believe that a reverse stock split will constitute a reorganization under Section 368(a)(1)(E) of the Code. Accordingly, we should not recognize taxable income, gain or loss in connection with a reverse stock split. In addition, we do not expect a reverse stock split to affect our ability to utilize our net operating loss carryforwards.

Tax Consequences to Stockholders

Stockholders should not recognize any gain or loss for U.S. federal income tax purposes as a result of a reverse stock split, except stockholders whose fractional shares resulting from the reverse stock split are rounded up to the nearest whole share may recognize gain for United States federal income tax purposes equal to the value of the additional fractional share. A stockholder’s tax basis in the shares received as a result of the reverse split will be equal, in the aggregate, to his or her basis in the shares exchanged, increased by the income or gain attributable to the rounding up of fractional shares, as described herein. New shares attributable to the rounding up of fractional shares to the nearest whole number of shares will be treated for tax purposes as if the fractional shares constitute a disproportionate dividend distribution. Such stockholders generally should recognize ordinary income to the extent of earnings and profits of the Company allocated to the portion of each whole share attributable to the rounding up process, and the remainder of the gain, if any, shall be treated as received from the exchange of property. The stockholder’s holding period for the shares will include the period during which he or she held the pre-split shares surrendered in the reverse split. The portion of the shares received by a stockholder that are attributable to rounding up for fractional shares will have a holding period commencing on the effective date of the reverse split.

Individual tax circumstances can vary, and stockholders should consult their own tax advisors regarding the tax effects to them, based on their particular circumstances, in particular stockholders whose fractional shares resulting from the reverse stock split are rounded up to the nearest whole share and with respect to allocating tax basis and holding period among their post-reverse stock split shares.

Certain Regulatory Matters

The Reverse Split will require processing by FINRA pursuant to Rule 10b-17 promulgated under the Securities Exchange Act in order for the reverse stock split to be recognized in the market for trading purposes. We expect to, but cannot assure that we will, receive FINRA’s clearance prior to the effective date of the reverse stock split. If so, our common stock will be quoted at its post-reverse stock split price on the effective date of FINRA’s approval.

EFFECTIVE DATE OF THE AMENDMENT

Pursuant to Rule 14c-2 under the Exchange Act, the Reverse Split will not be effective, until at least twenty (20) days after the date on which this Information Statement is filed with the Commission and a copy hereof has been mailed to each of the Company’s stockholders. The Company anticipates that this Information Statement will be mailed to our stockholders as of the Record Date on or about June 10, 2019. Therefore, matters discussed in this Information Statement will not be effectuated, if at all, until on or about June 30, 2019.

The Company has asked brokers and other custodians, nominees and fiduciaries to forward this Information Statement to the beneficial owners of the Company’s common stock and will reimburse such persons for out-of-pocket expenses incurred in forwarding such material.

VOTING SECURITIES AND INFORMATION ON CONSENTING STOCKHOLDER

Pursuant to the Company’s Bylaws and the Nevada Revised Statutes, a vote by the holders of at least a majority of the voting shares is required to effect the action described herein. As of the Record Date, the Company had 1,132,612,940 voting common shares issued and outstanding and entitled to vote, which for voting purposes are entitled to one vote per share.

The consenting stockholder identified below is the record and beneficial owner of a total of 88,586,361 shares of Common Stock which represent approximately 7.8% of the total number of voting shares. The consenting stockholder also owns 1,000,000 shares of our Series A Convertible Preferred Stock, $.001 par value. Each share of our Series A Convertible Preferred Stock converts into 10 shares of our common stock. Assuming the consenting stockholder converted 100% of the Series A Convertible Preferred Stock held by him into shares of common stock, the consenting stockholder would hold an additional 10,000,000 shares of common stock and a grand total of 98,586,361 shares of commons stock which would be approximately 8.6% of our issued and outstanding shares of common stock.

Further, the 1,000,000 shares of our Series A Convertible Preferred Stock held by the consenting stockholder, has such number of votes as is determined by multiplying: (a) the number of shares of Series A Convertible Preferred Stock held by such holder, (b) the number of issued and outstanding shares of the Corporation’s Series A Convertible Preferred Stock and common stock on a fully-diluted basis; and (c) 0.000006. Accordingly, on any stockholders’ vote, the consenting stockholder has a total of 6,855,677,640 votes, and far greater than 50% of the issued and outstanding voting stock of the Company. The consenting stockholder voted in favor of the actions described herein in a written consent, dated June 3, 2019. No consideration was paid for the consent. The consenting stockholder’s name, affiliations with the Company and beneficial holdings are as follows:

Voting Shareholder	Affiliation	Number of Voting Shares	Percentage of Voting Shares
Paul Thompson, Sr.	Sole officer and director	98,586,361	8.6%

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the beneficial ownership of our common stock as of the Record Date held by (a) each stockholder who we know to own beneficially 5% or more of our outstanding common stock; (b) all directors; (c) our executive officers; and (d) all executive officers and directors as a group.

Except as otherwise indicated, all persons listed below have (i) sole voting power and investment power with respect to their common stock, except to the extent that authority is shared by spouses under applicable law, and (ii) record and beneficial ownership with respect to their common stock. The percentage of beneficial ownership is based upon 1,132,612,940 shares of common stock issued and outstanding as of June 3, 2019.

Name And Address	Number Of Shares Beneficially Owned	Percentage Owned
Paul D. Thompson(1)	98,586,361(2)	8.6%3)(4)
All Officers and Directors as Group	98,586,361	8.6%%
Total	98,586,361	8.6%%

(1)1805 N. Carson Street, Suite 150, Carson City, NV 89701.

(2)Includes 87,629,671 shares of common stock held by Mr. Thompson individually; 660,000 shares of common stock held by Tioga Gold, Inc.; 182,918 shares of common stock held by Mexus Gold Mining S.A. C.V.; and 113,772 shares of common stock held by Mexus Gold International.

(3)Mr. Thompson owns 1,000,000 shares of our Series A Convertible Preferred Stock, $.001 par value. Each share of our Series A Convertible Preferred Stock converts into 10 shares of our common stock. Assuming Mr. Thomson converted 100% of the Series A Convertible Preferred Stock held by him into shares of common stock, he would hold and additional 10,000,000 shares of common stock and a grand total of 98,586,361 shares of commons stock or approximately 8.6% of our issued and outstanding shares of common stock.

(4)Holders of our Series A Convertible Preferred Stock have such number of votes as is determined by multiplying: (a) the number of shares of Series A Convertible Preferred Stock held by such holder, (b) the number of issued and outstanding shares of the Corporation’s Series A Convertible Preferred Stock and common stock on a fully-diluted basis; and (c) 0.000006. Accordingly, on any stockholders’ vote, Mr. Thompson has a total of 6,855,677,640 votes, and far greater than 50% of the issued and outstanding voting stock of the company.

Beneficial ownership is determined in accordance with the rules and regulations of the SEC. The number of shares and the percentage beneficially owned by each individual listed above include shares that are subject to options held by that individual that are immediately exercisable or exercisable within 60 days from the date of this registration statement and the number of shares and the percentage beneficially owned by all officers and directors as a group includes shares subject to options held by all officers and directors as a group that are immediately exercisable or exercisable within 60 days from the date of this registration statement.

INTEREST OF CERTAIN PERSONS IN MATTERS TO BE ACTED UPON

No director, nominee for director, or officer of the Company, or associate of any of the foregoing persons, has any substantial interest, directly or indirectly, in the matter acted upon. The Company’s sole director has not informed us in writing that he intends to oppose any action to be taken by the Company.

VOTING PROCEDURES

Pursuant to the Nevada Revised Statutes and our Articles of Incorporation, the affirmative vote of the holders of a majority of our outstanding common stock is sufficient to amend our Articles of Incorporation, which vote was obtained by the written consent of the Majority Stockholder as described herein. As a result, the amendment to our Articles of Incorporation has been approved and no further votes will be needed.

NO DISSENTER'S RIGHT OF APPRAISAL

Under Nevada law, stockholders are not entitled to dissenter's rights of appraisal with respect to the Reverse Split.

CHANGE OF CONTROL AND CHANGES TO OUR BUSINESS

We have not had any change of control or changes to our business.

WHERE YOU CAN OBTAIN ADDITIONAL INFORMATION

The Company is subject to the informational requirements of the Exchange Act, and in accordance therewith files reports, proxy statements and other information including annual and quarterly reports on Form 10-K and 10-Q with the Commission. Reports and other information filed by the Company can be inspected and copied at the public reference facilities maintained at the Commission at 100 F Street NW, Washington, D.C. 20549. Copies of such material can be obtained upon written request addressed to the Commission, Public Reference Section, 100 F Street NW, Washington D.C. 20549, at prescribed rates. The Commission maintains a website on the Internet (http://www.sec.gov) that contains the filings of issuers that file electronically with the Commission through the EDGAR system. Copies of such filings may also be obtained by writing to the Company at Mexus Gold US, 1805 N. Carson Street, #150, Carson City, NV 89701.

STOCKHOLDERS SHARING AN ADDRESS

Unless we have received contrary instructions from a stockholder, we are delivering only one Information Statement to multiple stockholders sharing an address. We will, upon request, promptly deliver a separate copy of this Information Statement to a stockholder who shares an address with another stockholder. A stockholder who wishes to receive a separate copy of the Information Statement may make such a request in writing to the Company at Mexus Gold US, 1805 N. Carson Street, #150, Carson City, NV 89701.

On behalf of the Board of Directors,

/s/ Paul Thompson, Sr.
By: Paul Thompson, Sr.
Its: Chief Executive Officer
July 2, 2019

Appendix A

ROSS MILLER

Secretary of State

204 North Carson Street, Suite 1

Carson City, Nevada 89701-4520

(775) 684-5708

Certificate of Amendment (PURSUANT TO NRS 78.385 AND 78.390) USE BLACK INK ONLY – DO NOT HIGHLIGHT

Certificate of Amendment to Articles of Incorporation

For Nevada Profit Corporations

(Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock)

The first paragraph of ARTICLE THIRD of the Articles of Incorporation is amended in its entirety as follows:

THIRD. “The authorized capital stock of the Corporation shall be 2,010,000,000 shares. The capital stock of the Corporation is divided into two classes: (1) Common Stock in the amount of Two Billion (2,000,000,000) shares having par value of $0.001 each; and (2) preferred stock in the amount of Ten Million (10,000,000) shares having par value of $0.001 each. The Board shall have the authority, by resolution or resolutions, to divide the preferred stock into series, to establish and fix the distinguishing designation of each such series and the number of shares thereof (which number, by like action of the Board from time to time thereafter may be increased, except when otherwise provided by the Board in creating such series, or may be decreased, but not below the number of shares thereof then outstanding) and, within the limitations of applicable law of the State of Nevada or as otherwise set forth in this article, to fix and determine the relative rights and preferences of the shares of each series so established prior to the issuance, thereof.

Holders of the Corporation’s Common Stock shall not possess cumulative voting rights at any shareholders meetings called for the purpose of electing a Board of Directors or on other matters brought before stockholders meetings, whether they be annual or special.

All capital stock when issued shall be fully paid and nonassessable. No holder of shares of capital stock of the corporation shall be entitled as such to any pre-emptive or preferential rights to subscribe to any unissued stock, or any other securities, which the corporation may now or hereafter be authorized to issue.

The Corporation’s capital stock may be issued and sold from time to time for such consideration as may be fixed by the Board, provided that the consideration so fixed is not less than par value.

At the effective time of this Certificate of Amendment, each [two (2) or up to 20, as decided by the Board] issued and outstanding shares of Common Stock of the Corporation shall, automatically and without any further action on the part of the Corporation or the holder thereof, be combined and converted into one (1) validly issued, fully paid and non-assessable share of Common Stock of the Corporation, provided that in the event a stockholder would otherwise be entitled to a fraction of a share of Common Stock of the Corporation pursuant to the provisions of this Article IV, such stockholder shall receive one whole share of Common Stock of the Corporation in lieu of such fractional share and no fractional shares shall be issued.”

3. The vote by which the stockholders holding shares in the corporation entitling them to exercise a least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation* have voted in favor of the amendment is: Greater than 50%.

4. Effective date of filing: (optional)

(must not be later than 90 days after the certificate is filed)

5. Signature (required)

/s/ Paul Thompson
Signature of Officer